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                                                                   EXHIBIT 16.1


                              [EISNER LETTERHEAD]


Exhibit 16.1 to Form 8-K/A


June 23, 2003

Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Madame and Gentlemen:

We have read Item 4 of Penthouse International, Inc.'s Form 8-K, dated May 29, 2003 as amended on Form 8-K/A dated June 23, 2003, copies of which the Registrant has provided to us on June 2, 2003 and June 23, 2003, respectively. We are in agreement with the statements regarding our firm except that our report on our audit of Penthouse International, Inc.'s financial statements for the year ended December 31, 2002 was not qualified but included explanatory paragraphs to reflect the conclusion that substantial doubt exists about the entity's ability to continue as a going concern and to emphasize a matter regarding the Registrant's debt obligation.

We have no basis to agree or disagree with the statements of the Registrant regarding Weinberg and Company, P.A. and Baum & Company, P.A. or with any other statements of the Registrant contained therein that do not specifically relate to Eisner LLP.

Very truly yours,



Eisner LLP








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